Exhibit C

BYLAWS

OF

HOOP STREET CENTER I CORPORATION

ARTICLE 1

OFFICES

1.1.	Registered Office

The registered office of Hoop Street Center I Corporation (the “Corporation”) shall be in the County of _______, State of Arizona.

1.2.	Other Offices

The Corporation may also have offices at such other places both within and without the State of Arizona as the Board of Directors may from time to time determine or the business of the Corporation may require.

1.3.	Books

The books of the Corporation may be kept within or without the State of Arizona as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE 2

MEETING OF STOCKHOLDERS

2.1.	Time and Place of Meetings

All meetings of stockholders shall be held at such place, either within or without the State of Arizona or by means of a telephonic, electronic, or other communication facilities that permit all participants to communicate adequately with each other during the meeting, on such date and at such time as may be determined from time to time by the Board of Directors (or the Chairman in the absence of designation by the Board of Directors).

2.2.	Annual Meetings

An annual meeting of stockholders shall be held once every year for the election of directors and to transact such other business as may properly be brought before the meeting. The annual stockholder meeting shall be held as closely as practicable to the same month of each year so as to ensure that the terms of office of directors shall approximate a complete year in length.

2.3.	Special Meetings

Special meetings of the stockholder may be called by a majority of the Board of Directors, the Chairman of the Board of Directors, the President or the Secretary of the Corporation and may not be called by any other person.

2.4.	Notice of Meetings and Adjourned Meetings; Waivers of Notice

(a)	Whenever stockholders are required or permitted to take any action at a meeting, a written notice through electronic communication of the meeting shall be given which shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by the Arizona Business Corporation Act (the “BCA”), such notice shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder of record entitled to vote such meeting. Unless these bylaws otherwise require, when a meeting is adjourned to another time or place (whether or not a quorum is present), notice need not be given of the adjourned meeting if the time, place, if any, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is of more than 30 days, or after the adjournment, new record date is fixed for the adjournment meeting, a notice of the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

(b)	A written waiver of any such notice signed by the person entitled thereto, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

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2.5.	Quorum

Unless otherwise provided under the certificate of incorporation or these bylaws and subject to the BCA, the presence, in person or by proxy, of the holders of a majority of the outstanding capital stock of the Corporation entitled to vote at a meeting of stockholders shall constitute a quorum for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the stockholders, a majority in voting interest of the stockholders present in person or represented by proxy may adjourn the meeting, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

2.6.	Voting

a)	Unless otherwise provided in the certificate of incorporation and subject to the BCA, each stockholder shall be entitled to one vote for each outstanding share of capital stock of the Corporation held by such stockholder. Any share of capital stock of the Corporation held by the Corporation shall have no voting rights. Except as otherwise provided by law, the certificate of incorporation or these bylaws, in all matters other than the election of directors, the affirmative vote of the majority of the shares of capital stock of the Corporation present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. Subject to the rights of the holders of any series of preferred stock to elect additional directors under specific circumstances, directors shall be elected by a plurality of the votes of the shares of capital stock of the Corporation present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

(b)	Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to a corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, appointed by an instrument in writing, subscribed by such stockholder or by his attorney thereunto authorized, or by proxy sent via email, internet or by any means of electronic communication permitted by law, which results in writing from such stockholder or by his attorney, and delivered to the secretary of the meeting. No proxy shall be voted after three (3) years from its date unless said proxy provides for a longer period.

c)	In determining the number of votes cast for or against a proposal or nominee, shares abstaining from voting on a matter will not be treated as a vote cast. A non-vote by a broker will be counted for purposes of determining a quorum but not for purposes of determining the number of votes cast.

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2.7.	No Action by Written Consent

Subject to the rights of the holders of any series of preferred stock then outstanding, as may be set forth in the certificate of designation relating to such preferred stock, any action required or permitted to be taken at any annual or special meeting of stockholders may be taken only upon the vote of stockholders at an annual or special meeting duly noticed and called in accordance with the BCA and may not be taken by written consent of stockholders without a meeting.

2.8.	Organization

At each meeting of stockholders, the Chairman of the Board, if one shall have been elected, or in the Chairman’s absence or if one shall not have been elected, the director designated by the vote of the majority of the directors present at such meeting, shall act as Chairman of the meeting. The Secretary (or in the Secretary’s absence or inability to act, the person whom the Chairman of the meeting shall appoint secretary of the meeting) shall act as secretary of the meeting and keep the minutes thereof.

2.9.	Order of Business

The order of business at all meetings of stockholders shall be as determined by the Chairman of the meeting.

2.10.	Notice of Nominations and Stockholder Business

a)	Annual Meetings of Stockholders.

(i)	Nominations of persons for election to the Board of Directors of the Corporation or the proposal of other business to be transacted by the stockholders at an annual meeting of stockholders may be made only (A) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (B) by or at the direction of the Board of Directors or any committee thereof or (C) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Section 2.10(a) and at the time of the annual meeting, who shall be entitled to vote at the meeting and who complies with the procedures set forth in this Section 2.10(a).

(ii)	For nominations or other business to be properly brought before an annual meeting of stockholders by a stockholder pursuant to clause (i)(C) of paragraph (i) of this Section 2.10(a), the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, and any such proposed business (other than the nominations of persons for election to the Board of Directors) must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is advanced more than 30 days prior to such anniversary date or delayed more than 70 days after such anniversary date than to be timely such notice must be received by the Corporation no earlier than 120 days prior to such annual meeting and no later than the later of 70 days prior to the date of the meeting or the 10th day following the day on which public announcement of the date of the meeting was first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

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(iii)	A stockholder’s notice to the Secretary shall set forth (A) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected, (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these bylaws, the text of the proposed amendment), the reasons for conducting such business and any material interest in such business of such stockholder and the Stockholder Associated Person (as defined below), if any, on whose behalf the proposal is made and (C) as to the stockholder giving the notice and the Stockholder Associated Person, if any, on whose behalf the proposal is made:

(1)	the name and address of such stockholder (as they appear on the Corporation’s books) and any such Stockholder Associated Person;

(2)	the class or series and number of shares of capital stock of the Corporation which are held of record or are beneficially owned by such stockholder and by any such Stockholder Associated Person;

(3)	a description of any agreement, arrangement or understanding between or among such stockholder and any such Stockholder Associated Person, any of their respective affiliates or associates, and any other person or persons (including their names) in connection with the proposal of such nomination or other business;

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(4)	a description of any agreement, arrangement, or understanding (including, regardless of the form of settlement, any derivative, long or short positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation, or similar rights, hedging transactions and borrowed or loaned shares) that has been entered into by or on behalf of, or any other agreement, arrangement or understanding that has been made, the effect or intent of which is to create or mitigate the loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or any such Stockholder Associated Person or any such nominee with respect to the Corporation’s securities;

(5)	a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to bring such nomination or other business before the meeting; and

(6)	a representation as to whether such stockholder or any such Stockholder Associated Person intends or is part of a group that intends to (i) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the voting power of the Corporation’s outstanding capital stock required to approve or adopt the proposal or to elect each such nominee and/or (ii) otherwise to solicit proxies from stockholders in support of such proposal or nomination.

(b)	Special Meetings of Stockholders. If the election of directors is included as business to be brought before a special meeting in the Corporation’s notice of a meeting, then nominations of persons for election to the Board of Directors of the Corporation at a special meeting of stockholders may be made by any stockholder who is a stockholder of record at the time of giving of notice provided for in this Section 2.10(b) and at the time of the special meeting, who shall be entitled to vote at the meeting and who complies with the procedures set forth in this Section 2.10(b). For nominations to be properly brought by a stockholder before a special meeting of stockholders pursuant to this Section 2.10(b), the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Corporation (A) not earlier than 120 days prior to the date of the special meeting nor (B) later than the later of 90 days prior to the date of the special meeting or the 10th day following the day on which public announcement of the date of the special meeting was first made. A stockholder’s notice to the Secretary shall comply with the notice requirements of Section 2.10(a)(iii)

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ARTICLE 3

BOARD OF DIRECTORS

3.1.	General Powers and Qualifications of Directors

The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authorities these Bylaws expressly confer upon them, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by the BCA or by the Certificate of Incorporation or by these Bylaws required to be exercised or done by the stockholders. Directors need not be stockholders of the Corporation to be qualified for election or service as a director of the Corporation.

3.2.	Number

Subject to the Certificate of Incorporation, the total number of directors constituting the entire Board of Directors shall be fixed from time to time solely by resolutions adopted by a majority of the directors then in office.

3.3.	Removal; Resignation

Directors may only be removed as set forth in the Certificate of Incorporation. Any director may resign at any time upon notice given in writing, including by electronic transmission, to the Corporation. Such resignation shall take effect at the time specified therein or, if the time is not specified, upon receipt thereof. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

3.4.	Regular Meetings

Regular meetings of the Board of Directors shall be held at such places (if any), within or outside the State of Arizona, on the date and at the time as shall have been established by the Board of Directors and publicized among all directors. A notice of a regular meeting, the date of which has been so publicized, shall not be required.

3.5.	Special Meetings

Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, the Chief Executive Officer, the President or by two or more directors then in office, and shall be held at the place, if any, on the date and at the time as he, she or they shall fix. Notice of the place, if any, date and time of each special meeting shall be given to each director not less than twenty-four hours before the meeting. Any and all business may be transacted at a special meeting of the Board of Directors.

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3.6.	Committees

The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (a) approving or adopting, or recommending to the stockholders, any action or matter expressly required by Arizona Law to be submitted to the stockholders for approval or (b) adopting, amending or repealing any bylaw of the Corporation. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

3.7.	Quorum; Vote Required for Action

At any meeting of the Board of Directors, a majority of the total number of directors then in office shall constitute a quorum for all purposes. If a quorum fails to attend any meeting, a majority of those present may adjourn or recess the meeting to another place, if any, date or time, without further notice or waiver thereof. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, a majority of directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

3.8.	Telephone Meetings

Members of the Board of Directors, or of any committee thereof, may participate in a meeting of the Board of Directors or committee thereof by means of conference telephone or other communications equipment by means of which all directors participating in the meeting can hear each other director, and such participation shall constitute presence in person at the meeting.

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3.9.	Conduct of Business; Action by Written Consent

At any meeting of the Board of Directors or any committee thereof, business shall be transacted in the order and manner that the Board of Directors may, from time to time determine. The Board of Directors or any committee thereof may take action without a meeting if all members thereof consent thereto in writing or by electronic transmission, and the writing or writings, or electronic transmission or electronic transmissions, are filed with the minutes of proceedings of the Board of Directors or any committee thereof.

3.10.	Compensation of Directors

The Board of Directors shall be authorized to fix the compensation of directors. The directors of the Corporation shall be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors, paid an annual retainer or paid other compensation, including equity compensation, as the Board of Directors determines. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of committees shall have their expenses, if any, of attendance of each meeting of such committee reimbursed and may be paid compensation for attending committee meetings or being a member of a committee.

ARTICLE 4

OFFICERS

4.1.	Generally

The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chairman of the Board of Directors, a Chief Executive Officer, a Chief Financial Officer, one or more Vice Presidents, and a Secretary. The Board of Directors may also designate as officers a President, one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers, and such other officers and agents as it shall deem necessary. Each officer shall hold office until his or her term as specified hereunder or until his or her earlier resignation or removal. Any number of offices may be held by the same person. The compensation of officers appointed by the Board of Directors shall be determined from time to time by the Board of Directors or a committee thereof or by the officers as may be designated by resolution of the Board of Directors.

4.2.	Chairman of the Board

The Chairman of the Board of Directors shall preside at all meetings of the Board of Directors and shall have such other powers and duties as may from time to time be assigned by the Board of Directors.

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4.3.	Chief Executive Officer

a) The Chief Executive Officer shall have, subject to the supervision, direction, and control of the Board of Directors, the general powers and duties of supervision, direction, and management of the business and affairs of the Corporation, including, without limitation, all powers necessary to direct and control the organizational and reporting relationships within the Corporation. The Chief Executive Officer shall see that all orders and resolutions of the Board of Directors are carried into effect. In addition, the Chief Executive Officer shall have such other powers and perform such other duties as may be delegated to him or her by the Board of Directors or as are set forth in the Certificate of Incorporation or these Bylaws. If the Board of Directors has not elected or appointed a President or the office of the President is otherwise vacant, and no officer otherwise functions with the powers and duties of the President, then, unless otherwise determined by the Board of Directors, the Chief Executive Officer shall also have all the powers and duties of the President.

b) The Chief Executive Officer shall be appointed for a four-year term, subject to the termination provisions of Article 4.9. The employment term of the Chief Executive Officer shall automatically renew for a four-year term, unless; (i) the Board of Directors deliver a written notice of non-renewal at least sixty (60) days before the expiration of the initial term; (ii) it is terminated sooner pursuant to the terms of the Bylaws; (iii) the Chief Executive Officer delivers written notice of resignation to the Board of Directors. Thereafter, the term will be automatically renewed for successive four-year terms under the same condition.

4.4.	President

The President, if there is such an officer and the Board of Directors so directs, shall serve as chief operating officer and have the powers, duties, and term customarily and usually associated with the office of chief operating officer unless the Board of Directors provides for another officer to serve as chief operating officer (or to have the powers and duties of chief operating officer). The President shall have such other powers and perform such other duties as may be delegated to him or her from time to time by the Board of Directors or the Chief Executive Officer. If the Board of Directors has not elected or appointed a Chief Executive Officer or the office of Chief Executive Officer is otherwise vacant, then, unless otherwise determined by the Board of Directors, the President shall also have all the powers and duties of the Chief Executive Officer.

4.5.	Vice President

Each Vice President shall have the powers and duties delegated to him or her by the Board of Directors, the Chief Executive Officer, or his or her superior officer.

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4.6.	Secretary and Assistant Secretaries

The Secretary shall issue all authorized notices for and shall keep minutes of all meetings of the stockholders and the Board of Directors. He or she shall have charge of the corporate books and shall perform other duties as the Board of Directors may from time to time prescribe.

Any Assistant Secretary, if there is such an officer, shall perform such duties and possess such powers as the Board of Directors, the Chief Executive Officer, the President or the Secretary may from time to time prescribe. In the event of the absence, inability, or refusal to act of the Secretary, the Assistant Secretary (or if there shall be more than one, the Assistant Secretaries in the order determined by the Board of Directors), shall perform the duties and exercise the powers of the Secretary.

4.7.	Chief Financial Officer, Treasurer and Assistant Treasurers

a) The Chief Financial Officer shall keep or cause to be kept the books of account of the Corporation in a thorough and proper manner and shall render statements of the financial affairs of the Corporation in such form and as often as required by the Board of Directors, the Chief Executive Officer or the President. The Chief Financial Officer shall perform other duties commonly incident to such office and shall also perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer or the President shall designate from time to time. The Chief Executive Officer or President may direct the Treasurer or any Assistant Treasurer, if there is such an officer, to assume and perform the duties of the Chief Financial Officer in the absence or disability of the Chief Financial Officer, and each Treasurer and Assistant Treasurer shall perform other duties commonly incident to such office and shall also perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer or the President shall designate from time to time.

b) The Chief Financial Officer shall be appointed for a four-year term, subject to the termination provisions of Article 4.9. The employment term of the Chief Financial Officer shall automatically renew for a four-year term, unless; (i) the Board of Directors deliver a written notice of non-renewal at least sixty (60) days before expiration of the initial term; (ii) it is terminated sooner pursuant to the terms of the Bylaws; (iii) the Chief Financial Officer delivers written notice of resignation to the Board of Directors. Thereafter, the term will be automatically renewed for successive four-year terms under the same condition.

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4.8.	Delegation of Authority

The Board of Directors may from time to time delegate the powers or duties of any officer to any other officer or agent, notwithstanding any provision hereof.

4.9.	Removal

The Board of Directors may remove any officer of the Corporation at any time, with or without cause.

4.10.	Appointing Attorneys and Agents; Voting Securities of Other Entities

Unless otherwise provided by resolution adopted by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or any Vice President may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation or other entity, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation or other entity, or to consent in writing, in the name of the Corporation as such holder, to any action by such other corporation or other entity, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consents, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal or otherwise, all such written proxies or other instruments as he or she may deem necessary or proper. Any of the rights set forth in this Article 4.10, which may be delegated to an attorney or agent, may also be exercised directly by the Chairman of the Board, the Chief Executive Officer or the Vice President.

4.11.	Additional Matters

The Chief Executive Officer, the President, and the Chief Financial Officer of the Corporation shall have the authority to designate employees of the Corporation to have the title of Vice President, Assistant Vice President, Assistant Treasurer or Assistant Secretary. Any employee so designated shall have the powers and duties determined by the officer making such designation. The persons upon whom such titles are conferred shall not be deemed officers of the Corporation unless elected by the Board of Directors.

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ARTICLE 5

CAPITAL STOCK

5.1.	Certificates of Stock; Uncertificated Shares

The shares of the Corporation shall be represented by certificates, provided that the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Except as otherwise provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of shares represented by certificates of the same class and series shall be identical. Every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of the Corporation by the Chairman or Vice-Chairman of the Board of Directors, or the President or Vice President, and by the Chief Financial Officer, Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of such Corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. A Corporation shall not have power to issue a certificate in bearer form.

5.2.	Transfer of Shares

Shares of the stock of the Corporation may be transferred on the record of stockholders of the Corporation by the holder thereof or by such holder’s duly authorized attorney upon surrender of a certificate therefor properly endorsed or upon receipt of proper transfer instructions from the registered holder of uncertificated shares or by such holder’s duly authorized attorney and upon compliance with appropriate procedures for transferring shares in uncertificated form unless waived by the Corporation.

5.3.	Authority for Additional Rules Regarding Transfer

The Board of Directors shall have the power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer, and registration of certificated or uncertificated shares of the stock of the Corporation, as well as for the issuance of new certificates in lieu of those which may be lost or destroyed and may require of any stockholder requesting replacement of lost or destroyed certificates, bond in such amount and in such form as they may deem expedient to indemnify the Corporation, and/or the transfer agents, and/or the registrars of its stock against any claims arising in connection therewith.

5.4.	Corporation’s Right of First Refusal

Before any stock of the Corporation held by directors, founders, executives, stockholders may be sold or otherwise transferred (including transfer by gift or operation of law), the Corporation or its assignee(s) shall have a right of first refusal to purchase such Shares on terms and conditions mutually agreed upon the parties

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ARTICLE 6

GENERAL PROVISIONS

6.1.	Fixing the Record Date

(a)	In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided that the Board of Directors may fix a new record date for the adjourned meeting.

(b)	In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by the BCA, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Arizona, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the BCA, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

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(c)	In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

6.2.	Liability of Board, Officers and Employees

It is the intent of the Corporation to provide the broadest possible immunity from personal liability to each board of director, officer, and employee of the Corporation allowed by applicable laws of the State of Arizona including, but not limited to, the Governmental Immunity Act, the Corporation Code and the Insurance Code, as amended from time to time. The Corporation shall defend and indemnify the board of directors, officer, and employees of the Corporation against any and all expense, including attorney fee and liability expenses, sustained by them or any of them in connection with any suit or suits which may be brought against them involving or pertaining to any of their acts or duties to the fullest extent allowed by the laws of the State of Arizona. The Corporation shall purchase liability or other appropriate insurance providing coverage for the directors, officers, and employees of the Corporation. Nothing herein shall be deemed to prevent compromises of any litigation where the compromise is deemed advisable in order to prevent expense or cost in the defense or prosecution of such litigation.

6.3.	Dividends

Subject to limitations contained in the BCA and the certificate of incorporation, the Board of Directors may declare and pay dividends upon the shares of capital stock of the Corporation, which dividends may be paid either in cash, in property, or in shares of the capital stock of the Corporation.

6.4.	Liquidation; Dissolution

In case of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation (other than in connection with reorganization, consolidation, merger, or other transaction) is at any time proposed; the Corporation shall give at least thirty days prior written notice to the Stockholder. Such notice shall contain: (a) the date on which the transaction is to take place; (b) the record date (which shall be at least thirty (30) days after the giving of the notice) as of which holders of Common Stock will be entitled to receive distributions as a result of the transaction; (c) a brief description of the transaction, (d) a brief description of the distributions to be made to holders of Common Stock as a result of the transaction; and (e) an estimate of the fair value of the distributions. On the date of the transaction, if it actually occurs, these Bylaws and all rights under these Byways shall terminate.

Bylaws of Hoop Street Center I Corporation	Page 15 of 16

6.5	Conversion Rights

The Holder of Preferred Stock shall not be convertible into any other class of shares in the Company.

6.6.	Preemptive Rights

The Holder of Preferred Stock Shareholders shall have no preemptive or other rights or rights to cumulative voting.

6.7.	Benefits Plans

The Board of Directors, Executive Officers, and other Officers shall participate fully in all insurance, pension, deferred compensation, stock, and stock option, stock purchase or similar compensation and benefit plans and programs as the Corporation may introduce from time to time.

6.8.	Year

Except as otherwise determined by the Board of Directors, the fiscal year of the Corporation shall commence on January 1 and end on December 31 of each year.

6.9.	No Corporate Seal

The Corporation will not have a corporate seal.

6.10.	Voting of Stock Owned by the Corporation

The Board of Directors may authorize any person, on behalf of the Corporation, to attend, vote at, and grant proxies to be used at any meeting of stockholders of any corporation (except this Corporation) in which the Corporation may hold stock.

6.11.	Amendments

These bylaws or any of them may be altered, amended, or repealed, or new bylaws may be made by the stockholders entitled to vote thereon at any annual or special meeting thereof or by the Board of Directors. Unless a higher percentage is required by the certificate of incorporation as to any matter that is the subject of these bylaws, all such amendments must be approved by the affirmative vote of the holders of not less than seventy-five percent (75%) of the total voting power of all outstanding securities of the Corporation then entitled to vote generally in the election of directors, voting together as a single class, or by a majority of the Board of Directors.

The undersigned hereby certifies that he/she is the duly elected, qualified, and acting Secretary of Hoop Street Center I Corporation, a Arizona Corporation, and that the foregoing bylaws, comprising [-] pages, were executed on__ day of ______, 2020 by its Board of Directors.

HOOP STREET CENTER I CORP.

[NAME]
[General Secretary]

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